EXHIBIT 99.1

Press Contacts:	Fred Pilon StockerYale, Inc. (603) 870-8229 email: fpilon@stockeryale.com

StockerYale Appoints New Board Member

SALEM, N.H.--(BUSINESS WIRE)--Dec. 6, 2004--StockerYale, Inc. (NASDAQ: STKR), a leading independent provider of photonics-based products, announced today the appointment of Mark Zupan to its Board of Directors. Mr. Zupan is currently Dean of William E. Simon Graduate School of Business Administration at the University of Rochester (New York), and was recently profiled in the Financial Times of London.

Prior to Mr. Zupan's appointment in January 2004 as Dean at the University of Rochester, he was Dean and Professor of Economics at the University of Arizona since 1997 where he and his team attained noteworthy achievements that included; raising significant endowments, developing the College's first-ever strategic plan, dramatically revamping the undergraduate business curriculum, revitalizing the University's business faculty, and launching a technologically state-of-the-art distance learning program that was profiled in a feature article in The Chronicle of Higher Education.

Prior to his tenure at the University of Arizona, Mr. Zupan served as a faculty member and Associate Dean at the USC Marshall School of Business and as a Visiting Professor at Dartmouth College's Tuck School of Business.

During the course of his professional career, Mr. Zupan has enjoyed numerous professional affiliations, involvements, and accomplishments including; being an active Board Member on the Greater Tucson Economic Council, Northern Trust Bank of Arizona, and University of Arizona Science and Technology Park. In addition, he has been a member of the editorial boards for Economic Inquiry, Journal of Business Economics, Public Choice, and Research in Law and Economics.

Mr. Zupan is currently a Director of @Wireless, Inc., a provider of wireless products and services, and serves on the Economic Development Strategy Team of Monroe Country in New York. He has also served over the years on the LEAD Council of Deans, AACSB Business Accreditation Committee and is an active member of the Young Presidents' Organization (YPO). Mr. Zupan has co-authored two books entitled Microeconomic Theory and Applications and Microeconomic Cases and Applications and authored numerous articles in Public Choice, Journal of Law Economics, and American Economic Review.

Mr. Zupan holds a Bachelor of Arts degree in Economics from Harvard University and a Ph.D. in Economics from MIT. His fields of specialization include industrial organization, regulation, and political economy.

"We are pleased to welcome Mark to StockerYale's board of directors," said Mark W. Blodgett, StockerYale's chairman & chief executive officer. "As the company continues to grow, Mark brings a unique strategic perspective to our board. Further, given that the University of Rochester is considered the nation's premier optics institution, we expect to build a mutually beneficial relationship between our two institutions. We look forward to Mark's high energy, enthusiasm, and contributions in the near future."

About StockerYale

StockerYale, Inc., headquartered in Salem, NH, is an independent designer and manufacturer of structured light lasers, light emitting diodes, (LEDs), fiber optic, and fluorescent illumination technologies as well as specialty optical fiber, phase masks, and diffractive optics for use in a wide range of markets and industries including the machine vision, telecommunications, aerospace, defense and security, utilities, industrial inspection, and medical.

StockerYale serves a widely varied, international customer base and reinvests a significant percentage of its revenues in R&D to meet the future requirements of its customers. StockerYale has offices and subsidiaries in the U.S., Canada, Europe, and the Pacific Rim.

For more information about StockerYale and their innovative products, visit the company's web site at www.stockeryale.com or contact StockerYale, Inc., 32 Hampshire Road, Salem, NH, 03079. Call 800-843-8011; Fax 603-893-5604; Email: info@stockeryale.com.

Notice to Investors:

This press release contains forward-looking statements that do not give full weight to all the potential risks, but relate to StockerYale's plans, objectives, and expectations, which are dependent upon a number of factors outside of StockerYale's control including, but not limited to: uncertainty that StockerYale's new photonics-based products will gain market acceptance; the risk that delays and unanticipated expenses in developing new products could delay the commercial release of those products and affect revenue estimates; the risk that one of our competitors could develop and bring to market a technology that is superior to those products that we are currently developing; and StockerYale's ability to capitalize on its significant research and development efforts by successfully marketing those products that the Company develops. You should also refer to the discussion under "Certain Factors Affecting Operating Results" in StockerYale's Form 10-K for additional matters to be considered in this regard. Thus, actual results may differ materially. All Company, brand, and product names are trademarks or registered trademarks of their respective holders. StockerYale undertakes no duty to update any of these forward-looking statements.

This press release also contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, the Company's future operating results and sales trends. Reliance should not be placed on forward looking statements because they involve known and unknown risks, uncertainties and other factors which are in some cases, beyond the control of StockerYale, which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.
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